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                                                                   EXHIBIT 10.14

                                 PROMISSORY NOTE

$36,500,000                                                   January 5, 2004
                                                              Columbus, Ohio

         FOR VALUE RECEIVED, the undersigned, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), promises to pay to the order of Bank One, NA, a national banking association, or the holder hereof from time to time ("Lender"), at such place as may be designated in writing by Lender, the principal sum of THIRTY-SIX MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($36,500,000.00) or so much thereof as may be disbursed by Lender to or for the benefit or account of Borrower, with interest thereon as hereinafter provided. This note (this "Note") is issued pursuant to the terms of a Loan Agreement of even date herewith by and between Borrower and Lender (said Loan Agreement, as same may be amended and modified from time to time, is referred to hereinafter as the "Loan Agreement"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

         Interest accrued on this Note shall be due and payable on the first day of each month commencing with the first month after the date of this Note at the applicable rate determined in accordance with the terms and conditions of the Loan Agreement of either (i) a rate equal to one-half of one percent (.50%) per annum in excess of Lender's "Prime Rate" in effect from time to time, which means a rate per annum equal to the prime rate of interest announced from time to time by Lender or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes; or (ii) a rate equal to the sum of (i) three percent (3%) per annum, and (ii) the quotient of (a) the LIBO Rate divided by (b) one (1) minus the Reserve Requirement expressed as a decimal.

         The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable upon the occurrence of the earlier of the closing of the sale of at least sixty-six percent (66%) of the properties identified in the CCP Acquisition Contract, or on July 5, 2004 (the "Initial Maturity Date"); provided that the maturity date of this Note shall be January 5, 2005 in the event said date of maturity is extended pursuant to the terms and conditions of the Loan Agreement (the "Extended Maturity Date").

         This Note is issued pursuant to the terms of a Loan Agreement and is secured by and entitled to the benefits of, among other things, two (2) Pledge and Security Agreements from Borrower, of both its (a) forty-eight and 99/100 percent (48.99%) limited liability company membership interest in Polaris Mall, LLC, a Delaware limited liability company, and subsidiary of Borrower ("Polaris Mall") and (b) fifty-one and 01/100 percent (51.01%) limited liability company membership interest in Polaris Mall, to Lender of even date herewith (said Pledge and Security Agreements, as same may be amended and modified from time to time, is referred to hereinafter as the "Pledge Agreements"). In case an Event of Default, as defined under the Pledge Agreements, the Loan Agreement, or other Loan Document, shall occur and be continuing (any of the foregoing being an "Event of Default" hereunder), the principal of this Note together with all accrued interest thereon may, at the option of the holder hereof, immediately become due and payable on demand; provided, however, that if any Loan Document related to this Note provides for automatic acceleration of payment of sums owing

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hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

         Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion. The amount of the principal balance of the Loan outstanding from time to time as shown on the records of Lender shall be conclusive absent manifest error as to such amount.

          Borrower shall have the right, at any time without penalty, to make prepayments under this Note, in whole or in part, provided that any such prepayment relates to any portion of the principal amount of the Note bearing interest at the Adjusted Prime Rate and provided further, that Lender receives at least forty-eight (48) hours prior written notice of the intent to make such prepayment. Borrower may prepay all or any portion of the principal amount of the Note bearing interest at a Fixed Rate, provided that if Borrower makes any such prepayment, other than on the last day of an Interest Period, Borrower (a) with such prepayment, shall pay all accrued interest on the principal amount prepaid (unless less than all of the principal amount of this Note is being prepaid, in which case such interest shall be due and payable on the next scheduled interest payment date), (b) with such prepayment, shall pay an administrative fee of $250.00, and (c) on demand, shall reimburse Lender and hold Lender harmless from all losses and expenses incurred by Lender as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Lender's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error. Provided that no Event of Default exists, Borrower shall have the option as described in (c) below (the "Interest Rate Option") to elect from time to time in the manner and subject to the conditions hereinafter set forth, a Fixed Rate as the applicable rate for all or any portion of this Note which would otherwise bear interest at the Adjusted Prime Rate.

         Borrower may elect that as of any Business Day designated by Borrower, upon notice that is received by Lender not later than noon (Columbus, Ohio, local time) two (2) Business Days prior to such designated date, interest on a Fixed Rate Amount accrue at a Fixed Rate during an Interest Period. Each such notice shall specify (i) the amount of such Fixed Rate Amount, and (ii) the Interest Period. In addition, Borrower may as of any designated Business Day, upon notice that is received by Lender not later than noon (Columbus, Ohio, local time) two (2) Business Days prior to such designated Business Day, convert an Adjusted Prime Rate Amount into a Fixed Rate Amount or continue a Fixed Rate Amount as a Fixed Rate Amount for a new Interest Period, provided, that Borrower may make such conversion or continuation only on the last day of the Interest Period. Each such notice of conversion or continuation shall specify (A) the date of such conversion or continuation, (B) the amount to be converted or continued, and (C) if applicable, the Interest Period. Any amount not complying with the foregoing requirements for an amount bearing interest at the Fixed Rate shall bear interest at the Adjusted Prime Rate. Any Fixed Rate Amount not continued as a Fixed Rate Amount in

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compliance with the foregoing requirements shall, after the end of the Interest
Period, bear interest at the Adjusted Prime Rate, whether or not Borrower has elected to convert the Fixed Rate Amount to the Adjusted Prime Rate Amount.

         Lender shall be entitled to fund and maintain its funding of all or any part of this Note in any manner it sees fit; provided, however, for the purpose of this Note, all determinations hereunder shall be made as if Lender had actually funded and maintained each Fixed Rate Amount through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

         A Fixed Rate Amount must be in a minimum amount of One Million Dollars ($1,000,000.00), with increments of One Million Dollars ($1,000,000.00) thereafter, and at no time may there be more than three (3) Interest Periods for any Fixed Rate Amounts in effect with respect to this Note.

         In respect of any Fixed Rate Amount, in the event that Lender shall have determined that (i) dollar deposits of the relevant amount for the relevant Interest Period for such Fixed Rate Amount are not available, or (ii) by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable to such Interest Period in the manner provided in the definition of such term, or (iii) the relevant interest rates referred to in the definition of LIBO Rate do not accurately cover the cost to the Lender of making or maintaining Fixed Rate Amounts, as the case may be, Lender shall promptly give notice of such determination to the Borrower and
(i) the obligation of Lender to make Fixed Rate Amounts shall be suspended until Lender notifies Borrower that the circumstances giving rise to the suspension no longer exist, (ii) any notice of new Fixed Rate Amounts (or the conversion of existing Fixed Rate Amounts or Adjusted Prime Rate Amounts to Fixed Rate Amounts) previously given by the Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice that such amounts shall bear interest at the Adjusted Prime Rate, and (iii) the Borrower shall be obligated either to prepay or to convert any outstanding Fixed Rate Amounts on the last day of the then current Interest Period or Periods with respect thereto, as Borrower shall elect.

         Borrower shall pay to Lender from time to time such amounts as Lender may determine to be necessary to compensate Lender for any costs incurred by Lender which Lender determines are attributable to its making or maintaining any Fixed Rate Amount hereunder or its obligation to make any such Fixed Rate Amount hereunder, or any reduction in any amount receivable by Lender under the Loan Agreement in respect of any such Fixed Rate Amount or such obligation (such costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the Closing Date in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including Lender of or under any U. S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to Lender under the Loan Agreement in respect of any such Fixed Rate Amount (other than taxes imposed on the overall net income of the Lender); or (2)

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imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Lender (including any such Fixed Rate Amount or any deposits referred to in the definition of any LIBO Rate); or (3) imposes any other condition affecting the Loan Agreement (or any of such extensions of credit or liabilities). Lender will notify the Borrower of any event occurring after the Closing Date which will entitle Lender to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Lender for purposes of this paragraph of the effect of any Regulatory Change in its costs of making or maintaining Fixed Rate Amounts or on amounts receivable by it in respect of Fixed Rate Amounts, and of the additional amounts required to compensate Lender in respect of any Additional Costs, shall be presumed prima facie correct.

         If at any time any new law, treaty or regulation enacted after the date hereof, or any change after the date hereof in any existing law, treaty or regulation, or any interpretation thereof after the date hereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for Lender to fund any Fixed Rate Amounts with moneys obtained in the London interbank market, the commitment of Lender to extend Fixed Rate Amounts shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and Lender shall by written notice to the Borrower declare that the commitment to extend Fixed Rate Amounts has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and Lender shall similarly notify the Borrower. If any such change shall make it unlawful for Lender to continue in effect the funding in the applicable London interbank market of any Fixed Rate Amount previously made by it hereunder, Lender shall, upon the happening of any such event, notify the Borrower in writing stating the reasons therefor, and the Borrower shall, on the earlier of (i) the last day of then current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert all Fixed Rate Amounts to Adjusted Prime Rate Amounts or prepay all Fixed Rate Amounts to Lender in full, as Borrower shall elect.

         Interest at the Adjusted Prime Rate or one or more Fixed Rates (or Default Rate), as applicable, shall be computed by applying the ratio of the applicable annual interest rate over a year of 360 days, multiplied by the applicable outstanding principal balance, multiplied by the actual number of days the applicable principal balance is outstanding. In addition, Borrower shall pay all Breakage Costs incurred from time to time by Lender upon demand.

         If any payment due hereunder is due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest under this Note. All payments of principal and interest hereunder shall be made without deduction of any present or future taxes, levies, imposts, duties, fees, assessments, withholdings or other charges, which amounts shall be paid by Borrower, and without any other setoff or counterclaim of any kind.

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         After an Event of Default, if any interest payment required hereunder is not received by Lender on or before the 11th day of the month in which it becomes due, Borrower shall pay, at Lender's option, a late or collection charge equal to five percent (5%) of the amount of such unpaid interest payment.

         From and after the Extended Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, or after the occurrence of an Event of Default, interest shall be computed on all amounts then due and payable under this Note at a "Default Rate" equal to three percent (3%) per annum (based on a 360-day year and charged on the basis of actual days elapsed) in excess of the interest rate otherwise accruing under this Note.

         After the occurrence of an Event of Default, if any attorney is engaged by Lender to enforce or defend any provision of this Note or the Pledge Agreements or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and expenses had been added to the principal.

         No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note, the Pledge Agreements or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of condition under this Note, the Pledge Agreements or any of the other Loan Documents or the obligations secured thereby. A waiver of any term of this Note, the Pledge Agreements or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express. written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other Loan Document related to the Loan evidenced by this Note, the terms of this Note shall prevail.

         Except as otherwise provided in the Loan Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. In addition, Borrower expressly agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

         Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of Ohio, except to the extent that Federal laws preempt the laws of the State of Ohio, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court within the State of Ohio having proper venue and also consent to service of process by any means authorized by Ohio or Federal law. Any reference contained herein to attorneys' fees end expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

         All agreements between Borrower and Lender (including, without limitation, this Note, the Loan Agreement, the Pledge Agreements, and any other Loan Documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or

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of the Pledge Agreements, the Loan Agreement or any other Loan Documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

         Borrower hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower in favor of Lender for the amount due together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Note. Borrower waives any right to move any court for an order having any attorney or firm representing Lender removed or disqualified as counsel for Lender as a result of such attorney or firm confessing judgment against Borrower in accordance with this paragraph. Borrower hereby expressly waives any conflicts of interest that may now or hereafter exist as a result of any

                  [Remainder of Page Intentionally Left Blank]

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attorney representing Lender confessing judgment against Borrower and expressly consents to any attorney representing Lender or to any other attorney to confess judgment against Borrower in accordance with this paragraph. Borrower hereby further consents and agrees that Lender may pay any attorney confessing judgment against Borrower in accordance with this paragraph, a reasonable fee for confessing judgment and that any fees so paid may be included in the amount of such judgment.

         IN WITNESS WHEREOF, the undersigned has executed by its duly authorized representative as of the 5th day of January, 2004.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                           BORROWER: Glimcher Properties Limited Partnership, a Delaware limited partnership

                           By: Glimcher Properties Corporation, its sole general
                               partner, a Delaware corporation

                           By:____________________________________________
                              George A. Schmidt, Executive Vice President

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